UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Patent License Agreement

On August 1, 2020 (the “Effective Date”), RespireRx Pharmaceuticals Inc. (the “Company”) and the University of Wisconsin-Milwaukee Research Foundation, Inc. (“UWMRF”), an affiliate of the University of Wisconsin-Milwaukee, entered into a Patent License Agreement (the “License Agreement”), pursuant to which UWMRF has licensed to the Company certain patent and technology rights held by UWMRF for the Company’s use in developing commercial products.

The License Agreement was entered into upon the Company’s exercise of its option to enter into the License Agreement pursuant to that certain Option Agreement with UWMRF, a copy of which is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed March 4, 2020, and which is incorporated herein by reference. The Company satisfied the conditions precedent to the exercise of its option to enter into the License Agreement and on August 1, 2020 sent a formal notice of exercise of such option to UWMRF dated as of such date.

Under the License Agreement, UWMRF granted to the Company an exclusive license to commercialize products based on UWMRF’s rights in certain patents and patent applications, and a non-exclusive license to commercialize products based on UWMRF’s rights in certain technology that is not the subject of the patents or patent applications. UWMRF maintains the right to use, and, upon the approval of the Company, to license, these patent and technology rights for any non-commercial purpose, including research and education. The License Agreement expires upon the later of the expiration of the Company’s payment obligations to UWMRF or the expiration of the last remaining licensed patent granted thereunder, subject to early termination upon the occurrence of certain events. The License Agreement also contains a standard indemnification provision in favor of UWMRF and confidentiality provisions obligating both parties.

Under the License Agreement, in consideration for the licenses granted, the Company will pay to UWMRF the following: (i) patent filing and prosecution costs incurred by UWMRF prior to the Effective Date, paid in yearly installments over three years from the Effective Date; (ii) annual maintenance fees, beginning on the second anniversary of the Effective Date, which annual maintenance fees terminate upon the Company’s payment of royalties pursuant to clause (iv) below; (iii) milestone payments, paid upon the occurrence of certain dosing events of patients during clinical trials and certain approvals by the Food and Drug Administration; and (iv) royalties on net sales of products developed with the licenses, subject to minimum annual payments and to royalty rate adjustments based on whether separate royalty payments by the Company yield an aggregate rate beyond a stated threshold. The Company has also granted UWMRF certain stock appreciation rights with respect to the Company’s neuromodulator programs, subject to certain limitations, and will pay to UWMRF certain percentages of revenues generated from sublicenses of the licenses provided under the License Agreement by the Company to third parties.

The description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release announcing the License Agreement with UWMRF is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Securities Purchase Agreement with EMA Financial, LLC

On July 30, 2020 (the “EMA Effective Date”), the Company and EMA Financial, LLC (the “Lender”) entered into a Securities Purchase Agreement (the “SPA”) by which the Lender is to provide a sum of $68,250 (the “Consideration”) to the Company, in return for a fixed rate convertible note (the “Note”) with a face amount of $75,000, and a common stock purchase warrant (the “Warrant”) for 3,750,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”). The net proceeds of the Consideration received by the Company on August 4, 2020 that will be used for general corporate purposes was $63,750 after payment of $3,500 in Lender’s legal fees and the withholding by Lender of $1,000 in diligence fees. Under the terms of the SPA and the Note, the Lender paid the Consideration, less fees as noted above, at closing.

The Note obligates the Company to pay by October 30, 2021 (the “Maturity Date”) a principal amount of $75,000 together with interest at a rate equal to 10% per annum, which principal exceeds the Consideration by the amount of an original issue discount of $6,750. Any amount of principal or interest that is not paid by the Maturity Date would bear interest at the rate of 24% from the Maturity Date to the date such amount is paid.

The Lender has the right, in its discretion, at any time, to convert any outstanding and unpaid amount of the Note into shares of Common Stock, provided that such conversion would not result in the Lender beneficially owning more than 4.99% of the Company’s then outstanding Common Stock. In the absence of an Event of Default (as defined in the Note), the Lender may convert at a per share conversion price equal to $0.02, subject to a retroactive downward adjustment if the lowest traded price on each of the three consecutive trading days following such conversion is lower than $0.02. Upon an Event of Default, the conversion price is adjusted downward based on a discount to market with respect to subsequent financings or a percentage of the lowest traded price during the twenty-one day period prior to the conversion, if lower than $0.02. Upon such conversion, all rights with respect to the portion of the Note being so converted terminate, except for the right to receive Common Stock or other securities, cash or other assets as provided in the Note due upon such conversion.

The Company may, with prior written notice to the Lender, prepay the outstanding principal amount under the Note during the initial 180 day period after the EMA Effective Date by making a payment to the Lender of an amount in cash equal to a certain percentage of the outstanding principal, interest, default interest and other amounts owed. Such percentage varies from 110% to 115% depending on the period in which the prepayment occurs, as set forth in the Note.

If, prior to the repayment or conversion of the Note, the Company consummates a registered, qualified or unregistered primary offering of its securities for capital raising purposes with aggregate net proceeds in excess of $2,500,000, the Lender will have the right, in its discretion, to demand repayment in full of any outstanding principal, interest (including default interest) under the Note as of the closing date of such offering.

The SPA includes, among other things: (1) an automatic adjustment to the terms of the SPA and related documents to the terms of a future financing if those terms are more beneficial to an investor than the terms of the SPA and related documents are to the Lender, subject to limited exceptions; and (2) certain registration rights. In addition, the Note prohibits the Company from selling or otherwise disposing of a significant portion of its assets outside the ordinary course of business or in connection with a merger or consolidation or sale of all or substantially all of the Company’s assets where the surviving or successor entity does not assume the Company’s obligations under the SPA. Further, any subsidiary to which the Company transfers a material amount of assets must guarantee certain obligations of the Company under the Note.

The Warrant is a common stock purchase warrant to purchase 3,750,000 shares of the Common Stock, for value received in connection with the issuance of the Note, from the date of issuance of the Warrant until September 30, 2023, at an exercise price of $0.007 (subject to adjustment as provided therein) per share of Common Stock.

The Note and the shares of Common Stock issuable upon conversion thereof are offered and sold to the Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, which include Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D promulgated thereunder. Pursuant to these exemptions, the Lender represented to the Company under the SPA, among other representations, that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

The descriptions of the SPA, the Note, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the SPA, the Note, and the Warrant, which are included as Exhibit 99.4, Exhibit 99.5, and Exhibit 99.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1*	Patent License Agreement, dated as of August 1, 2020, by and between the University of Wisconsin-Milwaukee Research Foundation, Inc. and RespireRx Pharmaceuticals Inc.
99.2	Company Option Agreement, dated as of March 2, 2020, by and between the UWM Research Foundation, Inc. and RespireRx Pharmaceuticals Inc., filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 4, 2020, incorporated herein by reference.
99.3**	Press Release dated August 4, 2020.
99.4*	Securities Purchase Agreement, dated July 30, 2020, between RespireRx Pharmaceuticals Inc. and EMA Financial, LLC.
99.5*	10% Convertible Note, dated July 30, 2020.
99.6*	Common Stock Purchase Warrant, dated July 30, 2020.

* Filed herewith

** Furnished herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2020	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer